UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

  SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 24, 2014

  CUMMINS INC.

 (Exact name of registrant as specified in its charter)

Indiana (State or other Jurisdiction of Incorporation)	1-4949 (Commission File Number)	35-0257090 (I.R.S. Employer Identification No.)

500 Jackson Street

 P. O. Box 3005

 Columbus, IN  47202-3005

 (Principal Executive Office)  (Zip Code)

Registrant's telephone number, including area code:  (812) 377-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01        Other Events

On February 26, 2014, N. Thomas Linebarger, Chairman and Chief Executive Officer of Cummins Inc. (the “Company”), entered into a pre-arranged stock trading plan (the “Linebarger 10b5-1 Plan”) to sell a limited number of his shares of the Company’s common stock, par value $2.50 per share (“Common Stock”).  On February 26, 2014, Richard J. Freeland, Vice President and President, Engine Business, of the Company, entered into a pre-arranged stock trading plan (the “Freeland 10b5-1 Plan”) to sell a limited number of his shares of the Company’s Common Stock.  On February 24, 2014, Patrick J. Ward, Vice President, Chief Financial Officer of the Company, entered into a pre-arranged stock trading plan (the “Ward 10b5-1 Plan”) to exercise options to purchase a limited number of shares of the Company’s Common Stock, and to sell the shares acquired on exercise (the “Ward 10b5-1 Plan” and, together with the Linebarger 10b5-1 Plan and the Freeland 10b5-1 Plan, the “Plans”).

The Linebarger 10b5-1 Plan allows for the sale of a maximum of 21,294 shares of Common Stock at a specified market price commencing sixty days after adoption of the Linebarger 10b5-1 Plan and continuing until all 21,294 shares are sold or February 26, 2015, whichever occurs first.  Based on his current ownership of Common Stock, if all of the 21,294 shares of Common Stock subject to the Linebarger 10b5-1 Plan were sold, Mr. Linebarger would beneficially own approximately 99,890 shares of Common Stock.

The Freeland 10b5-1 Plan allows for the sale of a maximum of 5,000 shares of Common Stock at specified market prices commencing sixty days after adoption of the Freeland 10b5-1 Plan and continuing until all 5,000 shares are sold or August 26, 2014, whichever occurs first.  Based on his current ownership of Common Stock, if all of the 5,000 shares of Common Stock subject to the Freeland 10b5-1 Plan were sold, Mr. Freeland would beneficially own approximately 25,432 shares of Common Stock.

The Ward 10b5-1 Plan allows for the exercise of options to purchase a maximum of 10,900 shares of Common Stock if the Common Stock reaches a specified market price during the period commencing sixty days after adoption of the Ward 10b5-1 Plan and continuing until the options to purchase all 10,900 shares have been exercised and the acquired shares sold, or February 24, 2015, whichever occurs first. The shares acquired upon exercise will be sold contemporaneously with the exercise.  Based on his current ownership of Common Stock, if the options to purchase all of the 10,900 shares of Common Stock subject to the Ward 10b5-1 Plan were exercised in full, and all of the shares acquired upon exercise were sold, Mr. Ward would beneficially own approximately 32,713 shares of Common Stock.

The Plans were designed to comply with the Company’s insider trading policies and the guidelines specified in Rule 10b5-1 promulgated under the Securities Exchange Act of 1934, as amended, which permit an officer or director to enter into a pre-arranged plan for buying or selling Company stock at a time when the officer or director is not in possession of material, nonpublic information about the Company.  Mr. Linebarger, Mr. Freeland and Mr. Ward will continue to be subject to the Company’s stock ownership guidelines, and the sales contemplated by the Plans will not reduce Mr. Linebarger’s, Mr. Freeland’s or Mr. Ward’s ownership of Common Stock below the levels required by the guidelines.

All sales of Common Stock under the Plans will be disclosed publicly in accordance with applicable securities laws, rules and regulations through appropriate filings with the U.S. Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 27, 2014

CUMMINS INC.
/s/ Marsha L. Hunt ______________________________ Marsha L. Hunt Vice President - Corporate Controller